ITEM 77: ATTACHMENTS


SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

Fund: JNL/Salomon Brothers High Yield Bond Fund
Security: PanAmSat (SPOT)
Date of Purchase: 7/30/04
Amount of Purchase: $100,000
Purchase price: $100.00
Purchased from: CSFB
Affiliated Underwriter: Citigroup Global Markets

Fund: JNL/Salomon Brothers Strategic Bond Fund
Security: MGM Mirage (MGG)
Date of Purchase: 8/11/04
Amount of Purchase: $375,000
Purchase price: $100.00
Purchased from: Bank of America
Affiliated Underwriter: Citigroup Global Markets

Fund: JNL/Salomon Brothers High Yield Bond Fund
Security: Dresser-Rand Group Inc.
Date of Purchase: 10/14/04
Amount of Purchase: $350,000
Purchase price: $100.00
Purchased from: Morgan Stanley
Affiliated Underwriter: Citigroup Global Markets

Fund: JNL/Salomon Brothers High Yield Bond Fund
Security: Community Health Systems Inc.
Date of Purchase: 12/9/04
Amount of Purchase: $700,000
Purchase price: $100.00
Purchased from: JP Morgan
Affiliated Underwriter: Citigroup Global Markets

Fund: JNL/Salomon Brothers Strategic Bond Fund
Security: IMCO Recycling Inc
Date of Purchase: 10/29/04
Amount of Purchase: $25,000
Purchase price: $100.00
Purchased from: Deutsche
Affiliated Underwriter: Citigroup Global Markets

Fund: JNL/Salomon Brothers Strategic Bond Fund
Security: Dresser-Rand Group Inc.
Date of Purchase: 10/14/04
Amount of Purchase: $50,000
Purchase price: $100.00
Purchased from: Morgan Stanley
Affiliated Underwriter: Citigroup Global Markets